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EXHIBIT 11.1

              STATEMENT REGARDING COMPUTATION OF NET LOSS PER SHARE
                     (in thousands except per share amounts)

YEAR ENDED DECEMBER 31, 2001
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                                                                Weighted Average                  Loss
                                                     Loss      Shares Outstanding               per Share
                                                     ----      ------------------               ---------
LOSS PER SHARE - BASIC AND DILUTED:
Loss from continuing operations                    $    839    divided by 11,333           =      $   0.07
Net loss before cumulative effect of
     change in accounting principle                     839    divided by 11,333           =          0.07
Cumulative effect of change in accounting
     principle                                            0    divided by 11,333           =          0.00
                                                   --------                                       --------
Net Loss                                           $    839    divided by 11,333           =      $   0.07
                                                   ========                                       ========
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